Exhibit 10.1

AMENDMENT TO THE
SMARTKEM, INC.
2021 EQUITY INCENTIVE PLAN

Dated: July 13, 2023

WHEREAS, the Board of Directors (the “Board”) of SmartKem, Inc., a Delaware corporation (the “Company”) heretofore established the SmartKem, Inc. 2021 Equity Inventive Plan (the “Plan”); and

WHEREAS, after giving effect to increases in accordance with the “evergreen” provisions of the Plan, the maximum number of shares of common stock of the Company (“Common Stock”) currently available for grants of “Awards” (as defined under the Plan) (not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan), is 4,376,571 all of which are available as grants as Incentive Stock Options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, after taking into account Awards granted under the Plan to date, there are currently 1,610,842 shares of Common Stock remaining available for additional Awards under the Plan; and

WHEREAS, in order to ensure that a sufficient number of shares of Common Stock are available under the Plan in order to properly incentivize those eligible to participate in the Plan, including future eligible participants, the Board believes it to be in the best interests of the Company and its shareholders to increase the maximum number of shares of Common Stock available for grants of Awards thereunder by 21,632,137 additional shares of Common Stock (the “Additional Reserved Shares”) (from 4,376,571 to 26,008,708 shares), not counting shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan; and

WHEREAS, the Board further believes it to be in the best interests of the Company and its shareholders that all such Additional Reserved Shares be available for grants of ISOs under the Plan, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares of Common Stock that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c) thereof; and

WHEREAS, Section 19 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law.

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

Section 3(a) of the Plan is hereby amended in its entirety, to read as follows:

“(a)   Stock Subject to the Plan.   Subject to the provisions of Section 14 of the Plan and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be issued under the Plan is 26,008,708 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company on the date set forth above.

SMARTKEM, INC. By: /s/ Ian Jenks Name: Ian Jenks Title: Chief Executive Officer Date: July 13, 2023